NSAR ITEM 77O
April 1, 2002 - September 30, 2002
Van Kampen Small Cap Growth Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1            JetBlue Airways Raymond        200       0.003      04/11/02
                 Corp.           James

    2            Premcor Inc.    Goldman      2,300       0.013      04/29/02
                                 Sachs


Underwriters for #1:
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Raymond James & Associates, Inc.
UBS Warburg LLC
Arnhold and S. Bleichroeder Inc.
M.R. Beal & Company
BNP Paribas Securities Crop.
Credit Lyonnais Securities (USA) Inc.
HVB Capital Markets, Inc.
Samuel A. Ramirez & Company, Inc.

Underwriters for #2:
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
Salomon Smith Barney Inc.
Deutsche Bank Securities Inc.
Bear, Stearns & Co. Inc.
Credit Lyonnais Securities (USA) Inc.
Fahnestock & Co. Inc.
Friedman, Billings, Ramsey & Co., Inc.
Petrie Parkman & Co.
Prudential Securities Incorporated
Raymond James & Associates, Inc.
Robertson Stephens, Inc.
Smith, Moore & Co.
TD Securities (USA) Inc.